SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2015

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ATRICURE, INC.

(Exact name of registrant as specified in charter)

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Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6217 Centre Park Drive
West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Merger Agreement

Effective October 4, 2015, AtriCure, Inc. (“AtriCure” or the “Company”), nContact Surgical, Inc., a Delaware corporation (“nContact”), two merger subsidiaries of AtriCure, and WRYP Stockholder Services, LLC, solely in its capacity as representative of the stockholders of nContact (“Representative”), entered into a Merger Agreement (the “Merger Agreement”). Pursuant to the Merger Agreement, on the terms and subject to the satisfaction of the conditions set forth therein, nContact will merge with and into the merger subsidiaries (the “Merger”) and become a wholly-owned subsidiary of AtriCure.

Subject to its terms, the Merger Agreement requires AtriCure to make an up-front payment of approximately 3.4 million shares of AtriCure common stock and approximately $8 million in cash and deposit an additional 304,878 shares of common stock into an escrow established pursuant to the Merger Agreement for post-closing claims.

Subject to meeting performance milestones throughout the four-year period beginning January 1, 2016, as more particularly described in the Merger Agreement, nContact stockholders will be eligible to receive additional consideration in the form of earn-out payments (the “Earn-Out”). Specifically, nContact shareholders can earn additional annual consideration if nContact revenue exceeds an annual growth rate of greater than 25%. AtriCure also is required to pay an additional $50 million upon completion of enrollment of nContact’s CONVERGE IDE trial and approval of a pre-marketing approval application (PMA) from the U.S. Food and Drug Administration. The Earn-Out may be paid in a combination of cash and AtriCure common stock. The Merger Agreement provides that the maximum number of shares that may be issued by AtriCure in connection with all of the transactions contemplated by the Merger Agreement, including the Earn-Out, shall not exceed 19.9% of AtriCure’s outstanding shares of common stock prior to the acquisition of nContact.

In connection with the Merger, at the effective time of the Merger, (i) each outstanding share of nContact’s preferred stock held by accredited investors (as that term is defined under Rule 501 of Regulation D under the Securities Act of 1933, as amended), other than those shares with respect to which appraisal rights are properly exercised and not withdrawn, shall be converted into the right to receive the applicable Preferred Per Share Merger Consideration (as defined in the Merger Agreement), consisting of AtriCure common stock and cash, without any interest thereon, (ii) each outstanding warrant to purchase shares of nContact’s preferred stock held by accredited investors shall be converted into the right to receive the applicable Preferred Per Share Merger Consideration (as defined in the Merger Agreement) less the exercise price of such warrant for each share of preferred stock subject to such warrant, consisting of AtriCure common stock and cash, without any interest thereon, and (iii) each outstanding share of nContact’s common stock held by accredited investors, other than those shares with respect to which appraisal rights are properly exercised and not withdrawn, will be converted into the right to receive the Common Per Share Merger Consideration (as defined in the Merger Agreement),consisting of AtriCure common stock and cash, without any interest thereon. Each share of nContact stock not held by an accredited investor and each option to purchase nContact’s common stock that is outstanding and unexercised immediately prior to the effective time of the Merger will be exchanged for cash.

Consummation of the Merger is subject to certain conditions, including, among others, (i) approval of the Merger by nContact’s stockholders and (ii) the absence of any material adverse effect on nContact’s business. The Merger is not conditioned upon the receipt by AtriCure of financing and AtriCure stockholder approval is not required. In addition, each of the Company and nContact have made representations and warranties in the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties, including qualification by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to contractual standards of “materiality” and “material adverse effect” applicable to the contracting parties that differ from those applicable to investors or under applicable securities laws. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.02.     Results of Operations and Financial Condition.

On October 4, 2015, AtriCure issued a press release announcing the signing of the Merger Agreement, along with preliminary revenue results for the third quarter ended September 30, 2015. A copy of the press release is furnished as Exhibit 99.1 of this report.

Item 3.02     Unregistered Sales of Equity Securities.

The information included in the second and third paragraphs of Item 1.01 of this report is incorporated by reference into this Item 3.02. All of the above-referenced securities are being offered and sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 7.01     Regulation FD Disclosure.

On October 4, 2015, AtriCure issued a press release announcing the signing of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 of this report.

The information under Item 2.02 and Item 7.01 and in Exhibit 99.1 of this report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information under Item 2.02 and Item 7.01 and in Exhibit 99.1 of this report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Statements

This Form 8-K and the press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that AtriCure expects, believes or anticipates will or may occur in the future, such as nContact revenue growth and clinical development milestones, and AtriCure’s earnings estimates (including projections and guidance), other predictions of financial performance, launches by AtriCure of new products and market acceptance of AtriCure’s products. Forward-looking statements are based on AtriCure’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond AtriCure’s control. These risks and uncertainties include risks that the nContact acquisition might not occur or if closed nContact’s business or operations might not integrate successfully with AtriCure or add anticipated revenue or new products, the rate and degree of market acceptance of AtriCure’s products, AtriCure’s ability to develop and market new and enhanced products, the timing of and ability to obtain and maintain regulatory clearances and approvals for its products, the timing of and ability to obtain reimbursement of procedures utilizing AtriCure’s products, competition from existing and new products and procedures or AtriCure’s ability to effectively react to other risks and uncertainties described from time to time in AtriCure’s SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility. AtriCure does not guarantee any forward-looking statement, and actual results may differ materially from those projected. AtriCure undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

No.	Description
2.1

Merger Agreement dated as of October 4, 2015 among nContact Surgical, Inc., AtriCure, Inc., Portal Merger Sub, Inc., Second Portal Merger Sub, LLC and WRYP Stockholder Services, LLC, as Representative of nContact stockholders

99.1	Press Release dated October 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated:	October 5, 2015	By:	/s/ M. Andrew Wade
M. Andrew Wade
Senior Vice President and Chief Financial Officer

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